                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL E. PULITZER and RONALD H. RIDGWAY, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Pulitzer Publishing Company's Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, and any amendments thereto, with the Securities and Exchange Commission and New York Stock Exchange, Inc., granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




       Signature                                     Title                                     Date
-----------------------           --------------------------------------------           ----------------
/s/ Michael E. Pulitzer           Director; Chairman, President and                      January 27, 1997
-----------------------------     Chief Executive Officer
(Michael E. Pulitzer)             (Principal Executive Officer)


/s/ Ronald H. Ridgway             Director; Senior Vice President-Finance                January 27, 1997
-----------------------------     (Principal Financial and Accounting Officer)
(Ronald H. Ridgway)


/s/ Ken J. Elkins                 Director; Senior Vice President -                      January 27, 1997
-----------------------------     Broadcasting Operations
(Ken J. Elkins)


/s/ David E. Moore                Director                                               January 27, 1997
-----------------------------
(David E. Moore)

/s/ Nicholas G. Penniman IV       Director; Senior Vice President -                      January 27, 1997
-----------------------------     Newspaper Operations
(Nicholas G. Penniman IV)


/s/ Peter J. Repetti              Director                                               January 27, 1997
-----------------------------
(Peter J. Repetti)

s/ Emily Rauh Pulitzer            Director                                               January 27, 1997
-----------------------------
(Emily Rauh Pulitzer)


/s/ Alice B. Hayes                Director                                               January 27, 1997
-----------------------------
(Alice B. Hayes)


/s/ James M. Snowden Jr.          Director                                               January 27, 1997
-----------------------------
(James M. Snowden, Jr.)